UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue
38th Floor
New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Storms. Effective as of March 1, 2015, Brian Storms has transitioned from the role of Chief Executive Officer to Vice Chairman of Liquid Holdings Group, Inc. (the “Company”). Mr. Storms, who will also continue to serve as a member of the Company’s Board of Directors (the “Board”), will provide advice and counseling to the Company in the areas of sales, marketing and strategy.

Mr. Storms and the Company entered into a Transition Agreement dated as of March 1, 2015 (the “Transition Agreement”) to effect the foregoing. Unless earlier terminated by Mr. Storms or the Company, Mr. Storms will serve as Vice Chairman of the Company through February 29, 2016. Mr. Storms will continue to receive base salary at the rate of $600,000 through April 30, 2015, and thereafter at the rate of $400,000 per annum until February 29, 2016, and will receive Company-provided health plan coverage on the same basis as active employees through the end of the transition period. 259,737 restricted stock units with respect to the Company’s common stock (the “RSUs”) held by Mr. Storms that vested on March 1, 2015 will be settled by the delivery of Company common stock to Mr. Storms on March 15, 2015. 259,737 additional RSUs that were scheduled to vest on December 1, 2016 instead vested on March 2, 2015 and will be settled by the delivery of Company common stock on February 29, 2016. If the Company terminates Mr. Storms’ employment without “cause” (as defined in the Transition Agreement) before February 29, 2016, it will pay Mr. Storms, as severance, the difference between $600,000 and the amount of base salary paid to him pursuant to the Transition Agreement. Subject to customary exceptions, Mr. Storms has agreed not to sell or otherwise dispose of any common stock he owns in the Company until March 1, 2016, other than sales of up to 150,000 shares per fiscal quarter. Finally, the Company agreed to directly pay up 50% of legal fees incurred by Mr. Storms in connection with negotiating the Transition Agreement, subject to a maximum reimbursement of $60,000. Mr. Storms continues to be subject to the noncompetition, nonsolicitation and other obligations applicable to him pursuant to the Amended and Restated Employment Agreement between him and the Company dated as of June 11, 2013.

A copy of the Transition Agreement is attached hereto as Exhibit 10.1, and the description above is qualified entirely by the terms of the Transition Agreement.

Peter Kent. Effective March 1, 2015, Peter R. Kent, who was already serving as Chief Financial Officer of the Company, was appointed by the Board to succeed Mr. Storms as Chief Executive Officer. In addition to serving as Chief Executive Officer, Mr. Kent will continue in his role as Chief Financial Officer.

Mr. Kent has over 30 years of experience in the financial services and technology markets. Prior to joining the Company, Mr. Kent was the founder and managing partner of Eladian Partners LP, a multi-asset class and multi-geographical based, high-frequency trading firm, from 2010 to 2012. Prior to that, he had been a Managing Director and Global Head of Broker Dealer Execution Sales and Service at Citibank from 2007 to 2010, with responsibility for sales, service and execution of third-party broker/dealer multi-asset order flow on a global basis. From 2002 until 2007, he served in various capacities, including Chief Operating Officer, Chief Financial Officer and Director, at Automated Trading Desk, LLC, a technology company specializing in automated trading and customized equity execution solutions for its customers that was sold to Citibank in 2007. Mr. Kent possesses a Bachelor of Science and a Master of Business Administration from the University of California at Berkeley.

As disclosed in the Company’s Current Report on Form 8-K dated October 24, 2014 (the “October Form 8-K”), and filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2014, the Company is party to an executive employment agreement with Mr. Kent dated October 27, 2014 (the “Kent Employment Agreement”). Under the Kent Employment Agreement, Mr. Kent receives an annual base salary of $450,000 and is eligible for an annual performance bonus, with a target of 50% of his base salary. In addition, as an inducement to his becoming the Company’s Chief Financial Officer, Mr. Kent previously received options to purchase one million (1,000,000) shares of the Company’s common stock, vesting in one-third installments on each of October 24, 2015, 2016 and 2017. Pursuant to the Kent Employment Agreement, in the event that Mr. Kent is terminated by Liquid without cause or terminates his employment for good reason, each as defined in the Kent Employment Agreement, upon the execution of a general release, he will be entitled to certain severance, including (i) continuation of his base salary and reimbursement of the costs of his medical insurance continuation coverage for nine (9) months (twelve (12) months if the termination occurs after December 31, 2016); and (ii) accelerated vesting of the next tranche of any incentive compensation that he may have at that time.

The foregoing description of the Kent Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to the October Form 8-K and is incorporated by reference into this Item 5.02.

Robert O’Boyle. Also effective March 1, 2015, Robert O’Boyle, who was already serving as Executive Vice President of Sales and Marketing of the Company, was appointed by the Board to serve as President of the Company. In his new role, Mr. O’Boyle will continue to oversee sales and marketing and will now also be responsible for managing both client services and product strategy.

Mr. O’Boyle, who joined the Company in March 2013, has over twenty years of business development and marketing leadership experience in the financial services industry. From 2002 until joining our Company, Mr. O’Boyle held several senior roles at Advent Software, Inc., including Vice President of Solutions Marketing, Business Development and Sales for Advent’s Asset Management Group. As Vice President of Product Marketing and Product Management of Advent’s Global Accounts Division, Mr. O’Boyle oversaw product strategy and positioning of Advent’s global asset management and hedge fund accounting system. Previously, he led software and service development at Transcentive, Inc. (now known as Solium Transcentive LLC). Mr. O’Boyle received his bachelor’s degree from the University of Connecticut.

The Company is party to an offer letter with Mr. O’Boyle, entered into on February 26, 2013, providing for him to serve as our Executive Vice President, Director of Sales and Marketing (as amended, the “O’Boyle Offer Letter”). The O’Boyle Offer Letter provided for a base salary of $350,000, a one-time cash bonus of $82,000 payable in June 2013 and a guaranteed bonus of $150,000 for the first full year of employment. The Company also agreed in the O’Boyle Offer Letter to a guaranteed bonus of $100,000 for Mr. O’Boyle’s second full year of employment. The O’Boyle Offer Letter also provided for an award of a 0.5% interest in the Company in the form of stock options in accordance with the 2012 Amended Incentive Plan. Additionally, the O’Boyle Offer Letter provided for RSUs equivalent to 0.25% of the common shares outstanding and another 0.25% upon the Company reaching a market capitalization of $300 million following the IPO. On June 17, 2013, we entered into a letter agreement amending the O’Boyle Offer Letter. Pursuant to that amendment, the award of RSUs following the IPO was amended to include a time-based maintenance requirement. Under the amended provision, the RSUs are to be granted upon the Company reaching a market capitalization of $300 million or more over a consecutive sixty (60) day period. The foregoing description of the O’Boyle Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the O’Boyle Offer Letter, filed as Exhibit 10.12 to the Registrant’s Form S-1 filed on April 11, 2013, as amended by the amendment thereto dated as of June 17, 2013, filed as Exhibit 10.20 to the Registrant’s Form S-1/A filed on June 19, 2013. Effective January 1, 2015, Mr. O’Boyle’s base salary was increased to $400,000 per year.

On March 3, 2015, the Company issued a press release relating to the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These forward-looking statements are based on our beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in our 2013 Form 10-K or our Quarterly Reports on Form 10-Q could harm our business, prospects, results of operations, liquidity and financial condition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance. Except as required by applicable law, including the securities laws and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description

10.1	Transition Agreement, dated March 1, 2015, between Liquid Holdings Group, Inc. and Brian Storms

10.2	Executive Employment Agreement between Liquid Holdings Group, Inc. and Peter R. Kent, dated October 27, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2014)

10.3	Employment Offer Letter between Liquid Holdings Group, LLC and Robert O’Boyle dated as of February 26, 2013, as amended as of June 17, 2013 (incorporated herein by reference to Exhibit 10.12 to the Company’s Form S-1 filed on April 11, 2013 and Exhibit 10.20 to the Company’s Form S-1/A filed on June 19, 2013)

99.1	Press Release dated March 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: March 3, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated March 1, 2015, between Liquid Holdings Group, Inc. and Brian Storms

10.2	Executive Employment Agreement between Liquid Holdings Group, Inc. and Peter R. Kent, dated October 27, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2014)

10.3	Employment Offer Letter between Liquid Holdings Group, LLC and Robert O’Boyle dated as of February 26, 2013, as amended as of June 17, 2013 (incorporated herein by reference to Exhibit 10.12 to the Company’s Form S-1 filed on April 11, 2013 and Exhibit 10.20 to the Company’s Form S-1/A filed on June 19, 2013)

99.1	Press Release dated March 3, 2015.